EXHIBIT 99.1
Kodiak Oil & Gas Corp. Announces
2013 Financial & Operational Results

Highlights Include:

•	2013 Oil & Gas Sales of $905 million, 121% Increase from 2012

•	Q4-13 Oil & Gas Sales of $266 million, 104% Increase from Q4-12

•	2013 Adjusted EBITDA of $669 million, 111% Growth from 2012

•	Q4-13 Adjusted EBITDA of $200 million, 87% Growth from Q4-12

DENVER - February 27, 2014 /PRNewswire-FirstCall/ -- Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today reported financial results for the three and twelve month periods ended December 31, 2013. The Company previously furnished an operations update and reported sales volumes in a news release on February 11, 2014.
Financial Results
For the fourth quarter-ended December 31, 2013, the Company reported oil and gas sales of $266.5 million, as compared to $130.8 million during the same period in 2012, an increase of 104%. Kodiak reported an overall 98% increase in quarter-over-quarter equivalent sales volumes with 3.3 million barrels of oil equivalent (MMBOE) sold or an average of 36,100 BOE per day (BOE/d) during the fourth quarter 2013, as compared to 1.7 MMBOE, or an average of 18,200 BOE/d in the same period in 2012. Oil and gas sales were $904.6 million for the year ended December 31, 2013, as compared to $408.7 million for 2012, representing a 121% increase. For 2013, Kodiak reported a 101% increase in oil sales volumes and a 119% increase in gas sales volumes, reflecting an overall 103% increase in equivalent sales volumes, compared to 2012. The Company reported sales volumes for 2013 of 10.6 MMBOE, as compared to 5.3 MMBOE during 2012. Crude oil accounted for approximately 95% of revenue and 89% of oil and gas sales volumes recorded during the fourth quarter and year ended December 31, 2013, respectively.
Adjusted EBITDA was $199.7 million for the fourth quarter 2013, as compared to $106.6 million in the same period in 2012, reflecting an 87% increase. For the full year ended December 31, 2013, Adjusted EBITDA was $669.4 million, as compared to $317.1 million for 2012, representing 111% growth. Adjusted EBITDA is a non-GAAP financial measure. For additional information please refer to the reconciliation of this measure at the end of this news release.
Kodiak reported net cash provided by operating activities during the fourth quarter 2013 of $168.1 million, as compared to $69.4 million during the same period in 2012. Kodiak reported net cash provided by operating activities during 2013 of $553.6 million, as compared to $272.7 million in 2012.
For the fourth quarter 2013, the Company reported net income of $46.6 million, or $0.17 per diluted share, compared to a net gain of $33.3 million, or $0.12 per diluted share, for the same period in 2012.
Kodiak reported record net income for the full year 2013 of $141.4 million, or $0.53 per diluted share, compared to net income of $131.6 million, or $0.49 per diluted share, for 2012.
General and administrative expenses (G&A) for the fourth quarter of 2013 totaled $14.0 million, or $4.22 per BOE, compared to $9.4 million, or $5.58 per BOE, in the fourth quarter of 2012. G&A expenses for the full year 2013 totaled $47.2 million, or $4.44 per BOE, as compared to $34.5 million, or $6.57 per BOE, for the full year 2012. The increase in total G&A expense for the fourth quarter and full year 2013, as compared to the same periods in 2012, is attributed primarily to the hiring of new personnel as the Company continues to expand its oil and gas operations. As of December 31, 2013, Kodiak had 202 employees, as compared to 102 employees as of December 31, 2012.

Lease operating expenses (LOE) for the fourth quarter of 2013 totaled $21.7 million, or $6.54 per BOE, a 9% increase per BOE over the fourth quarter of 2012 of $6.00 per BOE. Lease operating expenses for the full year 2013 totaled $69.0 million, or $6.48 per BOE, a 7% increase per BOE over the full year 2012 of $31.7 million, or $6.04 per BOE. The Company continues efforts to decrease operating costs primarily by addressing water disposal costs, the largest component of LOE. Gathering and connection work continues on water disposal wells helping to minimize trucking costs and reduce third-party services.
During the three and twelve months ended December 31, 2013, Kodiak recognized total interest expense related to its outstanding senior notes and credit facility of approximately $23.6 million and $74.2 million, respectively. The Company capitalized interest costs of $9.0 million for the fourth quarter of 2013 and $34.6 million for the full-year 2013.
The following table summarizes the Company's costs on a per-unit basis for the periods shown:

Kodiak Oil & Gas Corp.	QTD			YTD		% Change
Unit Cost Analysis	Q4-13	Q3-13	Q4-12	2013	2012	Sequential	Q-o-Q	Y-o-Y
Sales Volumes in Barrels of Oil Equivalent (MBOE)	3,324	3,257	1,678	10,646	5,254	2%	98%	103%
Average Price Received Oil ($/Bbl)	$85.09	$98.19	$83.27	$90.92	$83.00	(13)%	2%	10%
Average Price Received Gas ($/Mcf)	$6.61	$6.32	$5.83	$6.40	$5.53	5%	13%	16%
Average Price Received BOE ($/BOE)	$80.17	$91.97	$77.99	$84.97	$77.78	(13)%	3%	9%

Expenses
Lease Operating Expense ($/BOE)	$6.54	$6.28	$6.00	$6.48	$6.04	4%	9%	7%
Production Tax ($/BOE)	$8.65	$10.00	$8.56	$9.17	$8.34	(14)%	1%	10%
Gathering, Transportation & Marketing Expense ($/BOE)	$2.19	$1.87	$2.15	$2.23	$1.89	17%	2%	18%
DD&A Expense ($/BOE)	$30.18	$29.81	$30.65	$29.80	$29.62	1%	(2)%	1%
Total G&A Expense ($/BOE)	$4.22	$3.86	$5.58	$4.44	$6.57	9%	(24)%	(32)%
Non-cash Stock-based Compensation Expense ($/BOE)	$1.37	$1.19	$1.97	$1.47	$2.12	15%	(30)%	(31)%

Polar Pilot 2.0 Update

Downspacing work continues in the Company’s Polar operating area. Subsequent to year end, Kodiak placed into production the first four well pad consisting of two Middle Bakken and two Three Forks wells spaced approximately 600-650 feet apart in each reservoir. The Company plans to test at least 16 wells within this 1,280-acre drilling spacing unit (DSU) with eight wells in the Middle Bakken and eight wells within the Three Forks. This four well pad is located immediately east of the initial 12 well pilot program which tested spacing of approximately 800-850 feet apart. The initial rates for the first four well pad are shown in the table below.

Well Name	Formation	IP 24-Hour Test BOE/d	30 Day Average BOE/d
P Wood 154-98-4-26-35-13H	Middle Bakken	2,529	1,071
P Wood 154-98-4-26-35-13H3	Three Forks	2,439	835
P Wood 154-98-4-26-35-14H	Middle Bakken	2,534	1,009
P Wood 154-98-4-26-35-14H3	Three Forks	2,325	750
Average		2,457	916

Q4-13 Results Teleconference Call

In conjunction with Kodiak's release of its financial and operating results, investors, analysts and other interested parties are invited to participate in a conference call with management on Friday, February 28, 2014 at 11:00 a.m. Eastern Standard Time.

Kodiak Oil & Gas Corp. 2013 Financial and Operating Results Conference Call
Date:	February 28, 2014
Time:	11:00 a.m. EST
10:00 a.m. CST
9:00 a.m. MST
8:00 a.m. PST
Call:	(877) 870-4263 (US/Canada) and (412) 317-0790 (International)
Internet:	Live and rebroadcast over the Internet: http://www.videonewswire.com/event.asp?id=98194
Replay:	Available for 30 days at http://www.kodiakog.com or http://www.videonewswire.com/event.asp?id=98194

Upcoming Investor Conferences

Kodiak also today announced management's participation in upcoming investor conferences. If a webcast is available, links can be found on the Company's website at www.kodiakog.com.

Conference	City	Date	Time
Wells Fargo 5th Annual E&P Forum	Boston, MA	Mar. 6, 2014	None
Howard Weil Energy Conference	New Orleans, LA	Mar. 25, 2014	12:35 PM EDT
IPAA OGIS Conference	New York, NY	Apr. 8, 2014	2:50 PM EDT

Presentation times are subject to change at the discretion of the conference organizer.  Please reference Kodiak's Presentations & Events page for further details regarding conferences and other events in which the Company may elect to participate.

About Kodiak Oil & Gas Corp.
Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin. For further information, please visit www.kodiakog.com. The Company's common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements
This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," projects," "potential" and similar expressions, or that events or conditions "will," "would," "may," "could" or "should" occur. Forward-looking statements in this document include statements regarding the Company's expectations as to its growth and development including trends in production and cash flow, the Company's expectations regarding potential improvements in LOE, the Company's downspacing program, improvements in per-well costs, and trends in the availability and cost of oil field services. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company's oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075
Mr. Trevor P. Seelye, CFA, Director of Financial Planning & Investor Relations +1-720-399-3282

Footnotes to the Financial Statements
The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak's filing on Form 10-K for the year-ended December 31, 2013.

KODIAK OIL & GAS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$90	$24,060
Accounts receivable
Trade	108,883	35,565
Accrued sales revenues	121,843	59,875
Commodity price risk management asset	—	10,864
Inventory and prepaid expenses	11,367	17,210
Deferred tax asset, net	14,300	—
Total Current Assets	256,483	147,574

Oil and gas properties (full cost method), at cost:
Proved oil and gas properties	3,556,667	2,007,442
Unproved oil and gas properties	641,644	457,888
Equipment and facilities	27,712	20,954
Less-accumulated depletion, depreciation, amortization, and accretion	(605,700)	(290,094)
Net oil and gas properties	3,620,323	2,196,190

Commodity price risk management asset	1,290	2,850
Property and equipment, net of accumulated depreciation of $1,980 at December 31, 2013 and $1,113 at December 31, 2012	3,928	1,846
Deferred financing costs, net of amortization of $22,963 at December 31, 2013 and $17,995 at December 31, 2012	41,746	25,176

Total Assets	$3,923,770	$2,373,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$272,858	$190,596
Accrued interest payable	24,425	6,090
Commodity price risk management liability	20,334	304
Total Current Liabilities	317,617	196,990

Noncurrent Liabilities:
Credit facility	708,000	295,000
Senior notes, net of accumulated amortization of bond premium of $1,024 at December 31, 2013 and $378 at December 31, 2012	1,554,976	805,622
Commodity price risk management liability	—	4,288
Deferred tax liability, net	133,700	26,800
Asset retirement obligations	16,405	9,064
Total Noncurrent Liabilities	2,413,081	1,140,774

Total Liabilities	2,730,698	1,337,764

Stockholders’ Equity:
Common stock—no par value; unlimited authorized
Issued and outstanding: 266,249,765 shares as of December 31, 2013 and 265,273,314 shares as of December 31, 2012	1,024,462	1,008,678
Retained earnings	168,610	27,194
Total Stockholders’ Equity	1,193,072	1,035,872

Total Liabilities and Stockholders’ Equity	$3,923,770	$2,373,636

KODIAK OIL & GAS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	For the Years Ended December 31,
	2013	2012	2011
Revenues:
Oil sales	$858,242	$390,425	$115,692
Gas sales	46,370	18,265	4,294
Total revenues	904,612	408,690	119,986

Operating expenses:
Oil and gas production	190,411	85,498	26,885
Depletion, depreciation, amortization and accretion	317,223	155,634	32,068
General and administrative	47,224	34,528	19,495
Total operating expenses	554,858	275,660	78,448

Operating income	349,754	133,030	41,538

Other income (expense):
Gain (loss) on commodity price risk management activities, net	(45,028)	44,602	(20,114)
Interest income (expense), net	(74,245)	(22,911)	(18,887)
Other income	3,535	3,663	1,338
Total other income (expense)	(115,738)	25,354	(37,663)

Income before income taxes	234,016	158,384	3,875

Income tax expense	92,600	26,800	—

Net income	$141,416	$131,584	$3,875

Earnings per common share:
Basic	$0.53	$0.50	$0.02
Diluted	$0.53	$0.49	$0.02

Weighted average common shares outstanding:
Basic	265,650,733	263,531,408	197,579,298
Diluted	269,131,914	267,671,296	200,551,992

KODIAK OIL & GAS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income	$141,416	$131,584	$3,875
Reconciliation of net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	317,223	155,634	32,068
Amortization of deferred financing costs and debt premium	4,322	2,588	15,029
(Gain) loss on commodity price risk management activities, net	45,028	(44,602)	20,114
Settlements on commodity derivative instruments	(16,862)	13,520	(3,897)
Stock‑based compensation	15,665	11,156	5,200
Deferred income taxes	92,600	26,800	—
Changes in current assets and liabilities:
Accounts receivable‑trade	(73,318)	(5,540)	(17,507)
Accounts receivable‑accrued sales revenue	(61,968)	(37,901)	(17,396)
Prepaid expenses and other	(1,961)	6,465	(2,082)
Accounts payable and accrued liabilities	73,122	9,350	13,075
Accrued interest payable	18,335	282	5,434
Cash held in escrow	—	3,343	—
Net cash provided by operating activities	553,602	272,679	53,913

Cash flows from investing activities:
Oil and gas properties	(1,018,537)	(753,609)	(232,360)
Acquired oil and gas properties and facilities	(756,995)	(588,420)	(311,405)
Sale of oil and gas properties	85,448	2,752	3,264
Equipment, facilities and other	(9,693)	(10,176)	(4,758)
Well equipment inventory	(19,365)	(28,625)	(15,490)
Cash held in escrow	—	30,000	(30,000)
Net cash used in investing activities	(1,719,142)	(1,348,078)	(590,749)

Cash flows from financing activities:
Borrowings under credit facilities	1,264,875	380,000	350,808
Repayments under credit facilities	(851,875)	(185,000)	(290,808)
Proceeds from the issuance of senior notes	750,000	156,000	650,000
Proceeds from the issuance of common shares	2,446	2,609	543,990
Purchase of common shares	(2,327)	—	—
Cash held in escrow	—	670,615	(673,958)
Debt and share issuance costs	(21,549)	(6,369)	(62,790)
Net cash provided by financing activities	1,141,570	1,017,855	517,242

Decrease in cash and cash equivalents	(23,970)	(57,544)	(19,594)

Cash and cash equivalents at beginning of the period	24,060	81,604	101,198

Cash and cash equivalents at end of the period	$90	$24,060	$81,604

Supplemental cash flow information:
Oil & gas property accrual included in accounts payable and accrued liabilities	$162,950	$155,385	$52,541
Oil & gas property acquired through common stock	$—	$49,798	$14,425
Cash paid for interest	$86,244	$66,095	$6,898

KODIAK OIL & GAS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	For the Three Months Ended December 31,
	2013	2012
Revenues:
Oil sales	$252,198	$124,423
Gas sales	14,294	6,423
Total revenues	266,492	130,846

Operating expenses:
Oil and gas production	57,757	28,048
Depletion, depreciation, amortization and accretion	100,335	51,430
General and administrative	14,036	9,362
Total operating expenses	172,128	88,840

Operating income	94,364	42,006

Other income (expense):
Gain on commodity price risk management activities, net	8,157	4,022
Interest income (expense), net	(23,601)	(8,353)
Other income	1,852	477
Total other income (expense)	(13,592)	(3,854)

Income before income taxes	80,772	38,152

Income tax expense	34,200	4,860

Net income	$46,572	$33,292

Earnings per common share:
Basic	$0.17	$0.13
Diluted	$0.17	$0.12

Weighted average common shares outstanding:
Basic	266,096,786	264,123,021
Diluted	268,995,210	267,887,351

KODIAK OIL & GAS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$46,572	$33,292
Reconciliation of net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	100,335	51,430
Amortization of deferred financing costs and debt premium	1,337	688
(Gain) loss on commodity price risk management activities, net	(8,157)	(4,022)
Settlements on commodity derivative instruments	(1,383)	9,328
Stock‑based compensation	4,560	3,301
Deferred income taxes	34,200	4,860
Changes in current assets and liabilities:
Accounts receivable‑trade	(14,092)	4,550
Accounts receivable‑accrued sales revenue	(3,603)	(11,787)
Prepaid expenses and other	(802)	(1,395)
Accounts payable and accrued liabilities	15,148	(5,063)
Accrued interest payable	(6,048)	(15,758)
Net cash provided by operating activities	168,067	69,424

Cash flows from investing activities:
Oil and gas properties	(250,723)	(226,590)
Purchase and sale of oil and gas properties, net	108	—
Equipment, facilities and other	(1,355)	(2,016)
Well equipment inventory	(2,186)	1,295
Cash held in escrow	—	—
Net cash used in investing activities	(254,156)	(227,311)

Cash flows from financing activities:
Borrowings under credit facilities	70,000	180,000
Repayments under credit facilities	—	—
Proceeds from the issuance of senior notes	—	—
Proceeds from the issuance of common shares	163	739
Purchase of common shares	(1,113)	—
Debt and share issuance costs	(1,189)	(542)
Net cash provided by financing activities	67,861	180,197

Increase (decrease) in cash and cash equivalents	(18,228)	22,310

Cash and cash equivalents at beginning of the period	18,318	1,750

Cash and cash equivalents at end of the period	$90	$24,060

Supplemental cash flow information:
Oil & gas property accrual included in accounts payable and accrued liabilities	$162,950	$155,385
Oil & gas property acquired through common stock	$—	$—
Cash paid for interest	$37,332	$33,741

KODIAK OIL & GAS CORP.
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,
Reconciliation of Adjusted EBITDA:	2013	2012

Net income	$46,572	$33,292
Add back:
Depreciation, depletion, amortization and accretion	100,335	51,430
Amortization of deferred financing costs and debt premium	1,337	688
(Gain) loss on commodity price risk management activities, net	(8,157)	(4,022)
Settlements on commodity derivative instruments	(1,383)	9,328
Stock based compensation expense	4,560	3,301
Income tax expense	34,200	4,860
Interest expense	22,284	7,680
Adjusted EBITDA	$199,748	$106,557

	For the Years Ended December 31,
Reconciliation of Adjusted EBITDA:	2013	2012	2011

Net income	$141,416	$131,584	$3,875
Add back:
Depreciation, depletion, amortization and accretion	317,223	155,634	32,068
Amortization of deferred financing costs and debt premium	4,322	2,588	15,029
(Gain) loss on commodity price risk management activities, net	45,028	(44,602)	20,114
Settlements on commodity derivative instruments	(16,862)	13,520	(3,897)
Stock based compensation expense	15,665	11,156	5,200
Income tax expense	92,600	26,800	—
Interest expense	69,980	20,374	3,961
Adjusted EBITDA	$669,372	$317,054	$76,350
In evaluating its business, Kodiak considers earnings before interest, income taxes, depletion, depreciation, amortization, and accretion, amortization of deferred financing costs and debt premium, impairment, gains or losses on foreign currency, the net (gain) loss on commodity price risk management activities less settlements on commodity derivative instruments, and stock‑based compensation expense, ("Adjusted EBITDA") as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities, future capital expenditures and an indication of our potential borrowing base under our credit facility.  Adjusted EBITDA is not a Generally Accepted Accounting Principle ("GAAP") measure of performance. The Company uses this non-GAAP measure to compare its performance with other companies in the industry that make a similar disclosure, as a measure of its current liquidity, in developing our capital expenditure budget, to evaluate our compliance with covenants under our credit facility and as a component of the corporate objectives to which we tie the vesting of equity-based awards made to senior executives. The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company's ability to generate cash flow at a level that can sustain or support our operations and capital investment program, and that disclosure of this measure provides investors with visibility as to the corporate objectives that affect our executive compensation program. Investors should not consider this measure, or other non-GAAP measures such as adjusted net income, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company's operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of Adjusted EBITDA and net income for the three and twelve months ended December 31, 2013, 2012 and 2011 is provided in the table above.